Exhibit 10(w)(4)

AMENDMENTS TO THE

ALCOA DEFERRED COMPENSATION ESTATE ENHANCEMENT PLAN

1.  Effective December 31, 2004, a new second paragraph is added as follows:

Effective as of the close of business on December 31, 2004, this Plan is frozen, and no new Participants will be permitted to participate in this Plan after December 31, 2004. Effective as of December 31, 2008, since all underlying assets and policies in this Plan have been distributed, this Plan is terminated.